Exhibit 99.2

TUCOWS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared to give effect to the acquisition (the "Acquisition") of eNom, Incorporated and Subsidiaries, a Nevada corporation ("eNom") by Tucows Inc. ("Tucows" or "the Company") from Rightside Group, Ltd ("Rightside"). These Unaudited Pro Forma Condensed Consolidated Financial Statements statements are derived from the historical consolidated financial statements of Tucows and eNom.  These financial statements have been adjusted as described in the notes to the unaudited pro forma combined condensed financial statements.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet combines the historical consolidated balance sheets of Tucows and eNom as of December 31, 2016, and includes preliminary adjustments to reflect the transactions that are directly attributable to the Acquisition and factually supportable assuming the acquisition occurred on December 31, 2016.  In addition, the Unaudited Pro Forma Consolidated Statement of Operations combines the historical consolidated statements of operations of Tucows and eNom and have also been adjusted to give effect to pro forma events that are directly attributable to the Acquisition, factually supportable and expected to have a continuing impact on the combined results.  The Unaudited Pro Forma Consolidated Statement of Operations has been prepared assuming the acquisition occurred on January 1, 2016.

We have prepared the Unaudited Pro Forma Condensed Consolidated Financial Statements based on available information using assumptions that we believe are reasonable. These financial statements are being provided for informational purposes only and do not claim to represent our actual financial position or results of operations had the Acquisition occurred on that date specified nor do they project our results of operations or financial position for any future period or date.  In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not account for the cost of any restructuring activities or synergies resulting from the acquisition or any other future events that may occur after the Acquisition.

The Unaudited Pro Forma Condensed Consolidated Financial Statements were prepared using the acquisition method of accounting as outlined in Financial Accounting Standards Board Accounting Standards Codification ("ASC") 805, Business Combinations, with Tucows considered the acquiring company.  Based on the acquisition method of accounting, the consideration paid to Rightside is allocated to the acquired assets and liabilities based on their fair value as of the date of the completion of the acquisition.  Tucows has used preliminary estimates for the fair value of deferred revenue and deferred costs, property and equipment, intangible assets and income taxes.   Any remaining amount of the purchase price allocation is recorded as goodwill.  The purchase price allocation and valuation is preliminary and subject to final adjustments and is provided for informational purposes only.

The Unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the following:

●	The accompanying notes to the unaudited pro forma condensed combined financial statements;
●	The Company’s audited consolidated financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016; and
●	eNom’s audited financial statements and related noted thereto included in this Form 8-K/A.

Unaudited Pro Forma Consolidated Statement of Operations

Year ended December 31, 2016

(In thousands of U.S. dollars, except earnings per common share)

	Historical Tucows Inc.	Historical eNom, Incorporated	Pro forma Adjustments		Pro forma Combined
			(Note 3)
Net revenues	$189,819	$155,760	$(146,710)	(5)	$334,103
	-	-	135,234	(6)
Cost of revenues
Cost of revenues	120,187	127,874	-		248,061
Network expenses	5,210	-	-		5,210
Depreciation of property and equipment	1,320	-	-		1,320
Amortization of intangible assets	48	-	-		48
Total cost of revenues	126,765	127,874	0		254,639

Gross profit	63,054	27,886	(11,476)		79,464

Expenses:
Sales and marketing	20,755	3,122	-		23,877
Technical operations and development	4,495	12,104	-		16,599
General and administrative	11,405	11,304	(442)	(8)	22,267
Depreciation of property and equipment	504	3,931	-		4,435
Amortization of intangible assets	905	210	(210)	(2)	8,626
	-	-	7,721	(1)
Impairment of indefinite life intangible assets	43	-	-		43
Loss (gain) on currency forward contracts	(99)	-	-		(99)
Total expenses	38,008	30,671	7,069		75,748

Income (loss) from operations	25,046	(2,785)	(18,545)		3,716

Other income (expense):
Interest expense, net	(450)	(718)	718	(3)	(3,682)
	-	-	(3,232)	(4)
Other income, net	516	1,300	-		1,816
Total other income (expense)	66	582	(2,514)		(1,866)

Income (loss) before provision for income taxes	25,112	(2,203)	(21,059)		1,850

Provision for income taxes	9,046	(554)	(3,635)	(7)	4,857

Net income (loss) before redeemable non-controlling interest	16,066	(1,649)	(17,424)		(3,007)

Redeemable non-controlling interest	(871)	-	-		(871)

Net loss attributable to redeemable non-controlling interest	871	-	-		871

Net income (loss) for the period	16,066	(1,649)	(17,424)		(3,007)

Basic earnings (loss) per common share	$1.53				$(0.29)

Shares used in computing basic earnings (loss) per common share	10,524,856				10,524,856

Diluted earnings (loss) per common share	$1.50				$(0.28)

Shares used in computing diluted earnings (loss) per common share	10,713,595				10,713,595

Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of December 31, 2016

(in thousands of U.S. dollars)

	Historical Tucows Inc.	Historical eNom, Incorporated	Pro forma Adjustments		Pro forma Combined
			(Note 4)
Assets
Current assets:
Cash and cash equivalents	15,105	$-	$7,370	(a)	$22,475
Accounts receivable	10,926	6,433	-		17,359
Inventory	1,211	-	-		1,211
Prepaid expenses and deposits	6,251	3,195	-		9,446
Derivative instrument asset, current portion	173	-	-		173
Prepaid domain name registry and ancillary services fees, current portion	49,397	65,983	(909)	(f)	114,471
Income taxes recoverable	220	-	-		220
Total current assets	83,283	75,611	6,461		165,355
					-
Prepaid domain name registry and ancillary services fees, long-term portion	10,993	14,441	-		25,434
Property and equipment	13,450	4,707	-		18,157
Deferred tax asset	5,709	-	3,789	(g)	9,498
Intangible assets	19,974	1,955	(1,955)	(b)	64,274
	-	-	44,300	(c)
Goodwill	21,005	67,654	(67,654)	(b)	92,387
	-	-	71,382	(c),(f),(g)
Other assets	-	82	-		82
Total assets	$154,414	$164,450	$56,323		$375,187

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	4,787	$5,494	-		$10,281
Accrued liabilities	7,099	4,682	143	(d)	11,924
Customer deposits	5,419	6,290	-		11,709
Deferred rent, current portion	21	-	-		21
Loan payable, current portion	2,233	-	12,608	(d)	14,841
Deferred revenue, current portion	62,795	77,082	(6,418)	(f)	133,459
Accreditation fees payable, current portion	528	820	-		1,348
Income taxes payable	1,548	-	-		1,548
Total current liabilities	84,430	94,368	6,332		185,130
					-
Deferred revenue, long-term portion	15,054	18,457	(1,362)	(f)	32,149
Accreditation fees payable, long-term portion	115	-	-		115
Deferred rent, long-term portion	124	-	-		124
Loan payable, long-term portion	8,016		71,300	(d)	79,316
Other liabilities	945	302	-		1,247
Deferred tax liability	4,827	23,241	8,135	(g)	36,203
					-
Redeemable non-controlling interest	3,086	-	-		3,086
					-
Stockholders' equity					-
Common Stock	14,460	-	-		14,460
Additional paid-in capital	2,858	-	-		2,858
Retained earnings	20,400	-	-		20,400
Parent company net investment		28,082	(28,082)	(e)	-
Accumulated other comprehensive income (loss)	99	-	-		99
Total stockholders' equity	37,817	28,082	(28,082)		37,817
Total liabilities and stockholders' equity	$154,414	$164,450	$56,323		$375,187

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands of U.S. dollars)

Note 1.  Basis of Presentation

On January 20, 2017, Tucows Inc, a Pennsylvania corporation (“Tucows” or the “Company”) completed its acquisition (the “Acquisition”) of eNom, Incorporated (“eNom”), a domain registration wholesale and retail company, pursuant to the Stock Purchase Agreement dated between the Company, Tucows (Emerald), LLC (“Buyer”), a Delaware limited liability company and wholly owned subsidiary of the Company, Rightside Group, Ltd., a Delaware corporation (“Rightside”), Rightside Operating Co., a Delaware corporation (“Rightside Opco”, and together with Rightside, the “Sellers”), and eNom, pursuant to which Buyer purchased from the Sellers all of the issued and outstanding capital stock of eNom, Consideration for the acquisition was $83.5 million in cash, less estimated purchase price adjustments of $6.8 million relating to a working capital deficit.

The accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements present the results of operations and financial position of Tucows and eNom based on the historical financial information of each company and include adjustments to reflect the transactions that are directly attributable to the acquisition and factually supportable. In addition, only adjustments to reflect the transactions expected to have a continuing impact on the combined results are included in the Unaudited Pro Forma Consolidated Statement of Operations. The Unaudited Pro Forma Condensed Consolidated Balance Sheet has been prepared assuming the acquisition occurred as of the close of business on December 31, 2016.  The Unaudited Pro Forma Consolidated Statement of Operations has been prepared assuming the acquisition occurred on January 1, 2016.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information.  The estimated pro forma adjustments arising from the acquisition are derived from the estimated purchase price and estimated fair value of the acquired assets and liabilities included in the preliminary purchase price allocation.

The acquisition will be accounted for under the acquisition method as outlined in ASC 805.  Under this method, the purchase price is allocated to the fair value of tangible and intangible assets acquired and the fair value of liabilities assumed.  The remaining amount of unallocated purchase price is recorded as goodwill.  Tucows is being advised by independent valuation experts on the estimated fair value of property and equipment, deferred revenue and intangible assets.  The entire purchase price valuation is preliminary and subject to changes in estimates.

The preliminary purchase price allocation as of the close of business on January 20, 2017 is as follows (in thousands of dollars):

Goodwill	$71,382
Brand	12,400
Developed Technology	3,900
Customer Relationships	28,000
Deferred Tax Assets	3,789
Deferred Tax Liabilities	(31,376)
Other net assets (liabilities) acquired	(11,415)

$76,680

Note 2.  Loan Payable

On January 20, 2017, the Company and its wholly owned subsidiaries, Tucows.com Co., Ting Fiber, Inc., Ting Inc., Tucows (Delaware) Inc. and Tucows (Emerald) LLC (each, a “Borrower” and together, the “Borrowers,” collectively with the Company, “Tucows”) entered into a First Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with Bank of Montreal, as administrative agent (“BMO” or the “Administrative Agent”), Royal Bank of Canada and Bank of Nova Scotia (collectively, the “Lenders”) to, among other things, reduce the existing Tucows non-revolving facility (such existing non-revolving facility, together with other existing facilities, the “Existing Facilities”) from $40.0 million to $35.0 million, and establish a non-revolving credit facility of $85.0 million (the “New Facility”, and together with the Existing Facilities, as amended by the Amended Credit Agreement, the “Credit Facility”), of which $84.5 million was drawn, to assist Tucows in funding the eNom Acquisition in accordance with the terms and conditions of the Purchase Agreement. Under the Amended Credit Agreement, the Company has access to an aggregate of $140 million in funds.

Borrowings under the New Facility accrue interest and standby fees based on the Company’s Total Funded Debt to EBITDA and the availment type in the same manner as the Existing Facilities, as follows:

If Total Funded Debt to EBITDA is less than 1.00, then:

-	Canadian dollar borrowings based on Bankers’ Acceptance (“CDN$ Bankers’ Acceptance Borrowings”) or U.S. dollar borrowings based on LIBOR (“US$ LIBOR Borrowings”) will be at 2.00% margin;
-

Canadian dollar borrowings based on Prime Rate (“CDN$ Prime Rate Borrowings”), U.S. dollar borrowings based on Prime Rate (“US$ Prime Rate Borrowings”) or U.S. dollar borrowings based on Base Rate (“US$ Base Rate Borrowings”) will be at 0.75% margin; and

-	Standby fees will be at 0.40%.

If Total Funded Debt to EBITDA is greater than or equal to 1.00 and less than 2.00, then:

-	CDN$ Bankers’ Acceptance Borrowings or US$ LIBOR Borrowings will be at 2.25% margin;
-	CDN$ Prime Rate Borrowings, US$ Prime Rate Borrowings or US$ Base Rate Borrowings will be at 1.00% margin; and
-	Standby fees will be at 0.45%.

If Total Funded Debt to EBITDA is greater than or equal to 2.00 and less than 2.25, then:

-	CDN$ Bankers’ Acceptance Borrowings or US$ LIBOR Borrowings will be at 2.75% margin;
-	CDN$ Prime Rate Borrowings, US$ Prime Rate Borrowings or US$ Base Rate Borrowings will be at 1.50% margin; and
-	Standby fees will be at 0.55%.

If Total Funded Debt to EBITDA is greater than or equal to 2.25, then:

-	CDN$ Bankers’ Acceptance Borrowings or US$ LIBOR Borrowings will be at 3.25% margin;
-	CDN$ Prime Rate Borrowings, US$ Prime Rate Borrowings or US$ Base Rate Borrowings will be at 2.00% margin; and
-	Standby fees will be at 0.65%.

The New Facility accrues interest and standby fees at variable rates based on the Total Funded Debt to EBITDA ratios described above. Under the payment terms for the New Facility, the borrowed amount will amortize quarterly over five years beginning the first full quarter following the borrowing.

The Amended Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default. The Amended Credit Agreement requires that the Company comply with certain customary non-financial covenants and restrictions.

Note 3.  Unaudited Pro Forma Consolidated Statement of Operations Adjustments

The following pro forma adjustments have been recorded in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2016:

(1)

The following table includes Tucows’ preliminary amortization expense by category on a straight-line basis related to the estimated identifiable intangible assets resulting from this transaction for the year ended December 31, 2016:

	Estimated Fair Value	Useful life at Acquisition Date (in years)	12 months ended December 31, 2016

Brand	$12,400	7	$1,771
Developed Technology	3,900	2	1,950
Customer Relationships	28,000	7	4,000
	$44,300		$7,721

(2)

To eliminate amortization expense from eNom’s historical cost basis of its intangible assets.  Tucows will record the intangible assets at the fair value as of the acquisition date as part of the purchase accounting;

(3)	To eliminate the interest expense of eNom’s pre-acquisition proportionate share of the Rightside debt as this was paid in full at the closing of the acquisition;

(4)

To record Tucows’ interest expense and deferred financing fee amortization resulting from the estimated outstanding debt of $84.5 million resulting from the term loan issued to finance the acquisition;

12 months ended
December 31, 2016

Estimated interest expense associated with credit facility	$3,081
Estimated amortization of deferred financing costs associated with credit facility	151
Net adjustment to Interest expense, net	$3,232

(5)	To reverse the deferred revenue recognized using eNom’s historical cost basis for the year ended December 31, 2016;

(6)

As required by ASC 805, Business Combinations, Tucows will record deferred revenue at fair value as of the acquisition date (see footnote (f) below for additional information).  This adjustment reflects the estimated revenue that would have been recorded in fiscal 2016 by Tucows using the fair value of deferred revenue of Enom as at January 1, 2016.  The fair value of deferred revenue was determined by estimating the costs associated with customer support services and prepaid domain name registration fees to fulfill the related contractual obligations over the remaining life of the customer contracts at the acquisition date and includes a normal profit margin. The unfavorable impact to revenue will decline on a monthly basis as the acquired deferred revenue becomes fully recognized;

(7)	To record income tax (benefit) benefit using the statutory tax rate of the post-acquisition, combined Company;

(8)

To reverse transaction costs incurred in Tucows related to the acquisition of eNom for the year ended December 31, 2016 as these costs are directly attributable to the Acquisition and do not have a continuing impact on the combined company’s financial results.

Note 4.  Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

The following adjustments have been made to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2016, to reflect the acquisition-related transactions:

(a)	To record the net impact to cash and cash equivalents from acquisition related transactions summarized below:

Gross proceeds from Credit Facility	$84,498
Financing fees related to Credit Facility	(448)
Total cash consideration paid to Rightside	(76,680)
Net increase in Cash and Cash Equivalents	$7,370

(b)	To eliminate eNom’s historical goodwill and intangible assets;

Elimination of eNom historical intangible assets	$(1,955)
Elimination of eNom historical goodwill	$(67,654)

(c)	To record Tucows’ estimated goodwill and intangible assets arising from the acquisition of eNom;

Preliminary valuation of intangible assets arising from acquisition of eNom	$44,300
Preliminary valuation of goodwill arising from acquisition of eNom	$71,382

(d)	To record the current and non-current portion of the $84.5 million credit facility draw to finance the acquisition, net of deferred financing costs;

(e)	To eliminate eNom’s historical parent company net investment;

(f)

To adjust the prepaid domain registry fees and deferred revenue balance to fair market value as required by ASC 805.  The fair value of deferred revenue was determined by estimating the costs associated with customer support services, fulfilment costs and prepaid domain name registration fees to fulfill the related contractual obligations over the remaining life of the customer contracts at the acquisition date and includes a normal profit margin;

Elimination of eNom historical deferred revenue	$(95,539)
Estimated fair value of deferred revenue acquired	87,759
Net preliminary adjustment to deferred revenue	(7,780)
Current portion	(6,418)
Long term portion	$(1,362)

(g)

These entries adjust historical Tucows and eNom income tax accounts to reflect an estimated combined deferred tax asset of $9.5 million and deferred tax liability of $36.2 million.  The income tax adjustments herein were based on the preliminary purchase price allocated to the assets and liabilities acquired;